AMERICAN CENTURY MUTUAL FUNDS, INC.


                            CERTIFICATE OF CORRECTION
                            TO ARTICLES SUPPLEMENTARY


         AMERICAN CENTURY MUTUAL FUNDS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         1. This Certificate of Correction is filed to correct typographical errors in the Corporation's Articles Supplementary.

         2. Said Articles Supplementary were filed by the Corporation on February 13, 2003.

         3. Article SECOND requiring correction as previously filed is as follows:

         SECOND: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Section 2-605(a)(4) of the Maryland General Corporation Law, the Board of Directors of the Corporation has authorized the renaming of the duly established and allocated series of the Corporation's stock as follows:

         New Series Name                                      Prior Series Name
         Tax-Managed Value Fund                               Capital Value Fund

                               The name changes shall be effective on March 1,
2003.

4. The above Article SECOND is hereby amended by deleting the text thereof in its entirety and inserting in lieu therefor the following:

         SECOND: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Section 2-605(a)(4) of the Maryland General Corporation Law, the Board of Directors of the Corporation has authorized the renaming of the duly established and allocated series of the Corporation's stock as follows:

         Prior Series Name                                    New Series Name
         Tax-Managed Value Fund                               Capital Value Fund

                               The name changes shall be effective on March 1,
2003.


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         IN WITNESS WHEREOF, AMERICAN CENTURY MUTUAL FUNDS, INC. has caused this
Certificate of Correction to the Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 28th day of February, 2003.

                                          AMERICAN CENTURY MUTUAL FUNDS, INC.
ATTEST:

Name:  Anastasia H. Enneking                   Name:   Charles C. S. Park
Title:   Assistant Secretary                   Title:      Vice President

         THE UNDERSIGNED Vice President of AMERICAN CENTURY MUTUAL FUNDS, INC., who executed on behalf of said Corporation the foregoing Certificate of Correction to the Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, the foregoing Certificate of Correction to the Articles Supplementary to the Charter to be the corporate act of said Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.


Dated:  February 28, 2003             ______________________________________
                                        Charles C. S. Park, Vice President